UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

nCoat, Inc.
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): August 19, 2008

Delaware	333-121660	98-0375406
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377
(Address of principal executive offices)

Registrant's telephone number, including area code (336) 447-2000

 (Former name and address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Completed Interim Review.

On August 19, 2008, the officers nCoat, Inc. (the "Company"), in consultation with its independent registered public accounting firm, Hansen, Barnett & Maxwell, P.C., determined that the previously issued consolidated financial statements as of March 31, 2008, and for the three months then ended filed by the Company in the Quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008, should no longer be relied upon and will be required to be restated.

The restatements relate to the reclassification of the Company's liabilities in connection with the Series A and Series B Promissory Notes ("Notes"), which had previously been classified without regard to the Redemption Premium language of the Notes, and to other adjustments.

The Company’s officers anticipate that the restatements to include these premiums will demonstrate an impact on the total debt reportable by the Company as of March 31, 2008.  This impact was reflected in the quarterly report filed on form 10-Q for the six months ending June 30, 2008.

Accordingly, the Company intends to file, as promptly as practicable, an amended Current Report on Form 8-K and an amended Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, to restate the consolidated financial statements as of and for the three-month period ended March 31, 2008.

The consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2008, filed on August 19, 2008, reflect the inclusion of the Note redemption impact.

The Company’s amended Annual Report on Form 10-K/A, filed August 1, 2008, amended the Company’s original annual report on Form 10-K, filed, May 19, 2008, which should also no longer be relied upon. The Company's amended Annual Report reported the breach under the Series A and B Notes as a subsequent event.

The executive officers of the Company discussed with the Company's independent auditors the matters disclosed in this Item 4.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008	nCoat, Inc.

By: /s/ Paul S. Clayson
Name: Paul S. Clayson
Title: Chief Executive Officer